Exhibit 99.1

(1)          The amount reported includes an aggregate of 3,000,000 shares of common stock, par value $0.01 (the “Common Stock”), of Apollo Commercial Real Estate Finance, Inc. (the “Issuer”) held by Liberty Life Insurance Company (“Liberty Life”) and by Investors Insurance Corporation (“IIC”), and an additional 101,366 shares of Common Stock beneficially owned by Apollo Management Holdings, L.P. (“Management Holdings”) that are held of record by ACREFI Management, LLC (“ACREFI Management”), which serves as the manager of the Issuer.  The amount reported also includes 156,000 restricted stock units granted to ACREFI Management by the Issuer on August 4, 2011 under the Issuer’s 2009 Equity Incentive Plan, pursuant to Rule 166-3(d).  The restricted stock units vest in equal installments on January 1, 2012, January 1, 2013 and January 1, 2014.  Under the terms of the restricted stock unit agreement, any vested shares will be issued by the Issuer once the restricted stock units are fully vested in January 2014.  Vesting of the restricted stock units is subject to ACREFI Management’s continued service as the manager of the Issuer.  This Statement on Form 5 is filed only to report the change in beneficial ownership that occurred in connection with the corporate reorganization described below, and does not otherwise reflect the acquisition or disposition of any shares of Common Stock of the Issuer.

Athene Holding Ltd. (“Athene Holding”) is the sole stockholder of Liberty Life.  As the result of a corporate reorganization in which Athene Holding contributed all of the outstanding common stock of IIC held by Athene Holding to Liberty Life on November 10, 2011 following approval of the reorganization by the Delaware Department of Insurance, Liberty Life became the sole stockholder of IIC effective as of September 30, 2011.  Athene Group Ltd. (“Athene Group”) is the sole voting member of Athene Holding.  Athene Asset Management LLC (“AAM”) is the investment manager for IIC.  Apollo Life Asset Ltd. (“Apollo Life”) is the controlling member of AAM, and Apollo Capital Management, L.P. (“Capital Management”) is the sole shareholder of Apollo Life.  Apollo Capital Management GP, LLC (“Management GP”) is the general partner of Capital Management.  Management Holdings is the sole member and manager of Management GP and other Apollo investment managers, including Apollo Global Real Estate Management GP, LLC.  Apollo Global Real Estate Management GP, LLC is the general partner of Apollo Global Real Estate Management, L.P., which is the sole member and manager of ACREFI Management.  Apollo Management Holdings GP, LLC (“Management Holdings GP”, and together with Liberty Life, IIC, Management Holdings, Athene Holding, Athene Group, AAM, Apollo Life, Capital Management and Management GP, the “Reporting Persons”) is the general partner of Management Holdings.  James Belardi, Brian Bresnahan, Wendy Dulman, Frank Gillis, Gernot Lohr, Laurie Medley, Matt Michelini, Eric Press, Marc Rowan, Imran Siddiqui and Christopher Edson are the directors of Athene Group.  Leon Black, Joshua Harris and Marc Rowan are the managers and executive officers of Management Holdings GP.  Joseph F. Azrack, Eric L. Press and Henry R. Silverman serve on the board of directors of the Issuer as representatives of Management Holdings and Management Holdings GP.  Mr. Azrack is associated with Apollo Global Real Estate Management, L.P. and ACREFI Management, LLC.  Messrs. Press and Silverman are each associated with ACREFI Management, LLC and other Apollo investment managers affiliated with Management Holdings and Management Holdings GP.

Liberty Life disclaims beneficial ownership of the shares of the Issuer’s common stock held of record by IIC, IIC disclaims beneficial ownership of the shares of the Issuer’s common stock held of record by Liberty Life, and each of Athene Holding, Athene Group, AAM, Apollo Life, Capital Management, Management GP, Management Holdings, Management Holdings GP, Messrs. Belardi, Black, Bresnahan, Edson, Gillis, Harris, Lohr, Michelini, Press, Rowan and Siddiqui, and Ms. Dulman and Ms. Medley, disclaims beneficial ownership of the shares of the Issuer’s common stock held of record by Liberty Life or IIC, in each case except to the extent of any pecuniary interest therein.  This report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of the Securities Exchange Act of 1934, as amended, or for any other purpose.  The shares of Common Stock reported as beneficially owned do not include any shares of Common Stock owned of record by Apollo Principal Holdings I, L.P. and that may be beneficially owned by its general partner, Apollo Principal Holdings I GP, LLC.  The Reporting Persons are not part of a group with ACREFI Management, Apollo Global Real Estate Management, L.P., Apollo Global Real Estate Management GP, LLC, Apollo Principal Holdings I, L.P. or Apollo Principal Holdings I GP, LLC, and each of the Reporting Persons disclaims beneficial ownership of the shares of the Issuer’s Common Stock owned of record or beneficially owned by any of ACREFI Management, Apollo Global Real Estate Management, L.P., Apollo Global Real Estate Management GP, LLC, Apollo Principal Holdings I, L.P. or Apollo Principal Holdings I GP, LLC, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address of Liberty Life is 2000 Wade Hampton Boulevard, Greenville, South Carolina 29615.  The address of IIC is 2970 Hartley Road, Suite 300, Jacksonville, Florida 32257.  The address of AAM and of Mr. Belardi is 818 Manhattan Beach Blvd, Suite 100, Manhattan Beach, CA 90266.  The address of Apollo Life and Athene Group is c/o Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman, KY1-9005.  The address of Athene Holding and of Mr. Gillis is 96 Pitts Bay Road, Pembroke, Bermuda HM08.  The address of Capital Management, Management GP, Management Holdings and Management Holdings GP, and Ms. Dulman, Ms. Medley, Messrs. Black, Edson, Harris, Lohr, Michelini, Press, Rowan and Siddiqui, is c/o Apollo Management, L.P., 9 West 57th St., 43rd Floor, New York, New York 10019.